SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 4, 2004

Universal Access Global Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28559

(Commission File Number)

36-4408076

(IRS Employer Identification Number)

233 South Wacker Drive, Suite 600, Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 660-5000

Item 5. OTHER EVENTS

On August 10, 2004, Universal Access Global Holdings Inc. (the “Company”) issued a press release announcing that on August 4, 2004 it had received a Nasdaq Notice of Additional Concerns in response to the Company and its U.S. subsidiaries filing voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.   The notice states that the Company fails to satisfy the requirements as set forth in Marketplace Rule 4450(f).  Rule 4450(f) provides Nasdaq with the authority to suspend or terminate the securities of an issuer that has filed for bankruptcy.

As a result of the Company filing for protection under the U.S. Bankruptcy Code, commencing Friday, August 6, 2004, a fifth character “Q” was added to the Company’s trading symbol so that the Company’s new trading symbol is “UAXSQ.” The text of the Company’s press release, dated August 10, 2004, relating to the Nasdaq notification is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)                                  Exhibits.

Exhibit No.

99.1	Text of Press Release by the Company dated August 10, 2004 referred to in Item 5 above.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2004

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

By:	/S/ Randall R. Lay
Randall R. Lay
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

99.1	Text of Press Release by the Company dated August 10, 2004 referred to in Item 5 above.